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                        FOUNDATION HEALTH SYSTEMS, INC.
                           THIRD AMENDED AND RESTATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                I.  INTRODUCTION

    The purposes of the Foundation Health Systems, Inc. Third Amended and Restated Non-Employee Director Stock Option Plan (the "Plan") are (i) to align the interests of the stockholders of Foundation Health Systems, Inc. (the "Company") and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
(ii) to advance the interests of the Company by attracting and retaining non-employee directors of the Company and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders.

                                II.  DEFINITIONS

    For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

2.1 "Agreement" shall mean the written instrument evidencing an Option awarded hereunder between the Company and the recipient of such Option, the terms of which may be amended or modified as provided in Section 5.3.

2.2   "Board" shall mean the Board of Directors of the Company.

2.3   "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.4 "Committee" shall mean the Committee, if any, designated by the Board pursuant to Section 3.2(b).

2.5 "Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

2.6 "Company" shall mean Foundation Health Systems, Inc., a Delaware corporation, or any successor thereto.

2.7   "Director" shall mean a member of the Board.

2.8 "Eligible Director" shall mean a Director who is not an employee of the Company or any of its subsidiaries.

2.9   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.10 "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in THE WALL STREET JOURNAL on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; PROVIDED, HOWEVER, that Fair Market Value may be determined by the Board by whatever means or method as the Board, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.11 "Grant Date" shall mean the date on which an Option is automatically granted to an Eligible Director under the Plan pursuant to Section 4.1 or 4.2.

2.12 "Holder" shall mean an Eligible Director who has received an Option under the Plan.

2.13 "Mature Shares" shall mean previously acquired shares of Common Stock for which the Holder thereof has good title, free and clear of all liens and encumbrances and which such Holder either (i) has held for at least six months or (ii) has purchased on the open market.

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2.14  "Merger" shall mean any merger of the Company in which the holders of
Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

2.15 "Nonqualified Stock Option" shall mean a stock option which is not an Incentive Stock Option under Section 422 of the Code, or any successor provision.

2.16  "Option" shall mean any Nonqualified Option granted under the Plan.

2.17  "Permanent and Total Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

2.18  "Securities Act" shall mean the Securities Act of 1933, as amended.

                      III.  ELIGIBILITY AND ADMINISTRATION

3.1 ELIGIBILITY. Subject to the terms and conditions of the Plan, participation in the Plan shall be limited to Eligible Directors. All Eligible Directors of the Company shall automatically be participants in the Plan.

3.2   ADMINISTRATION.

    (a) POWERS. Subject to Section 3.2(b) hereof, the Plan shall be administered by the Board. The Board shall have plenary authority to administer the Plan in accordance with its terms, including, without limitation, to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) set aside the number of shares of Common Stock to be subject to each Option granted;
(iii) determine the terms of each Agreement; (iv) prescribe the documents and procedures necessary to be followed in effecting the exercise of Options granted under the Plan, or in effecting the replacement of an Agreement in the event that an Agreement should become lost, stolen, destroyed, misplaced, or otherwise missing; (v) cause Options to be granted and issued in accordance with the terms of the Plan; (vi) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (vii) make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the above, the Board shall have no authority to exercise any discretion in determining the time of grant, time of exercise, recipient, price per share of Common Stock at the time of exercise, or amount of shares of Common Stock subject to any grant of Options under the Plan. All Options granted shall conform in all respects to the requirements of the terms of the Plan. No Director shall be liable to the Company, to any stockholder of the Company, or to any other Director for any action taken or determination made in good faith.

    (b) DELEGATION TO COMMITTEE. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee of at least two Directors and delegate to such Committee the authority of the Board to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board, and shall be substituted for the Board, in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

3.3 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.7, 500,000 shares of Common Stock shall be available under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Options. To the extent that shares of Common Stock subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery or withholding of shares of Common Stock to satisfy

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all or a portion of the tax withholding obligations relating to the Option, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                               IV.  STOCK OPTIONS

4.1 AUTOMATIC INITIAL GRANT OF OPTIONS. Each person who is an Eligible Director on the date the Plan becomes effective pursuant to Section 5.1 shall be automatically awarded and issued on such date, and without further action of the Board, a Nonqualified Stock Option to purchase 7,500 shares of Common Stock of the Company. Each person who thereafter becomes an Eligible Director shall be automatically awarded and issued on the date of his or her first election to the Board, and without further action of the Board, a Nonqualified Stock Option to purchase 7,500 shares of Common Stock of the Company. An Option described in this Section shall hereinafter be referred to as an "Initial Grant." If the date the Plan becomes effective or the date of such Eligible Director's first election to the Board is not a trading day for the Common Stock, such Eligible Director's Initial Grant shall be made on the first trading day which follows the date the Plan becomes effective or the date of such election, as the case may be.

4.2 AUTOMATIC ANNUAL GRANT OF OPTIONS. On the day immediately following the date of each annual meeting of stockholders of the Company (the "Current Annual Meeting"), beginning with the annual meeting that occurs in 1998, each Eligible Director (other than an Eligible Director who received an Initial Grant at the Current Annual Meeting) shall be automatically awarded and issued on such date, without further action of the Board, a Nonqualified Stock Option to purchase 7,500 shares of Common Stock of the Company (an "Annual Grant"); PROVIDED THAT IN the case of an Annual Grant to an Eligible Director (other than an Eligible Director who receives an Initial Grant on the date the Plan becomes effective) who received an Initial Grant within the twelve-month period ending on the date of the Current Annual Meeting, the number of shares subject to such Annual Grant shall be 7,500 multiplied by a fraction, the numerator of which is the number of days in the period beginning on the day after the date of such Initial Grant and ending on the day of the Current Annual Meeting, and the denominator of which is
365. If the day immediately following a Current Annual Meeting is not a trading day for the Common Stock, Annual Grants to be awarded on such day shall be awarded on the first trading day which follows the day immediately following the Current Annual Meeting. No Options shall be awarded to an individual following his or her termination of service as an Eligible Director, even if such individual becomes a member of a board of directors of a subsidiary of the Company.

4.3 OPTION PRICES. The purchase price of the Common Stock subject to each Option granted under the Plan shall be 100 percent of the Fair Market Value of the Common Stock on the Grant Date.

4.4 TERM OF OPTIONS. The term of each Option shall be for a period of ten years from the Grant Date and, except as set forth in Section 4.7 hereof, shall expire upon termination of service as a Director. Notwithstanding the immediately preceding sentence, if upon an individual's termination of service as a Director such individual becomes a member of a board of directors of a subsidiary of the Company, then such Option shall not expire until such individual's termination of service as member of the board of directors of such subsidiary.

4.5 VESTING OF OPTIONS. Each Option shall become exercisable on the date one year after the Grant Date to the extent of 33 1/3 percent of the shares of Common Stock subject to the Option, and shall become exercisable on each subsequent anniversary of the Grant Date to the extent of an additional 33 1/3 percent of the shares of Common Stock subject to the Option until the Option becomes fully exercisable.

4.6 METHOD OF EXERCISE. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature

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Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the Holder has submitted an irrevocable notice of exercise or (D) a combination of
(A) and (B) , and (ii) by executing such documents as the Company may reasonably request. Cash payment shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. If payment is to be made by delivery of Mature Shares, any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Holder. The Company shall not be required to deliver certificates for shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor.

4.7   TERMINATION OF SERVICE.

    (a) DEATH OF HOLDER. If a Holder shall die prior to the exercise of any Option, then:

        (i) if the Holder dies while serving as a Director, then such Option (subject to clause (iv) below) may be exercised by the legatee(s) or personal representative of such Holder at any time within one year after such Holder's death;

        (ii) if the Holder's service as a Director was terminated due to Permanent and Total Disability and such Holder dies within one year after termination of service, then such Option (subject to clause (iv) below) may be exercised by the legatee(s) or personal representative of such Holder at any time during the remainder of the period during which such Holder would have been able to exercise such Option had the Holder not died;

        (iii) if the Holder dies within three months after termination of service as a Director and clause (ii) is not applicable, then such Option (subject to clause (iv) below) may be exercised by the legatee(s) or personal representative of such Holder at any time within one year after such Holder's death; and

        (iv) the exercise of Options after the termination of service of the Holder as a Director for any reason is subject to the following: (a) no Option may be exercised after the expiration date of such Option; and (b) Options may be exercised by the Holder only to the extent such Options were exercisable at the time of such termination.

    (b) PERMANENT AND TOTAL DISABILITY. If a Holder's service as a Director shall terminate prior to the exercise of any Option as a result of Permanent and Total Disability, then such Option (subject to clause (a)(iv) above) may be exercised by such Holder (or his or her personal representative) at any time within one year after such termination of service as a Director.

    (c) REMOVAL BY STOCKHOLDERS FOR CAUSE. If a Holder shall be removed from the Board by the Company's stockholders prior to the exercise of any Option for cause (for these purposes, if such termination occurs within 12 months after a Change in Control, as defined in Section 5.8, removal for cause shall only mean a felony conviction for fraud, misappropriation or embezzlement), then upon such removal all Options held by such Holder shall immediately terminate.

    (d)  REMOVAL BY STOCKHOLDERS WITHOUT CAUSE AND EXPIRATION OF TERM OF
OFFICE. If prior to the exercise of any Option, a Holder's service as a Director shall be terminated as a result of expiration of the Director's term of office without an accompanying renomination or reelection of such Director, then all Options held by such Holder shall become exercisable at the time of such termination and may be exercised at any time within three months after such Holder's termination of service as a Director. If prior to the exercise of any Option, a Holder's service as a Director shall be terminated as a result of (i) removal by the Company's stockholders without cause or (ii) the tendering of the Director's resignation upon expiration of such Director's term of office, then all Options (subject to clause (a)(iv) above) held by such

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Holder may be exercised at any time within three months after such Holder's termination of service as a Director.

    (e) TERMINATION FOR OTHER REASON. If prior to the exercise of any Option, a Holder's service as a Director shall be terminated for any reason other than as set forth in subsections (a) through (d) above, including as a result of the tendering of the Director's resignation during the then current term of office of the Director, then all Options (subject to clause (a)(iv) above) held by such Holder may be exercised at any time within one month after such Holder's termination of service as a Director.

                                  V.  GENERAL

5.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan as amended and restated herein shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of stockholders, shall become effective on the date of such meeting. The Plan shall terminate when shares of Common Stock are no longer available for the grant of awards, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

5.2 AMENDMENTS. The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a Holder of an outstanding Option without the consent of such Holder.

5.3 AGREEMENT. Each Option under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such Option, which shall be consistent with the terms of the Plan. No Option shall be valid until an Agreement is executed by the Company and the recipient of such Option and, upon execution by each party and delivery of the Agreement to the Company, such Option shall be effective as of the effective date set forth in the Agreement. No Option under the Plan shall be effective unless the Agreement evidencing such Option is executed by the recipient and delivered to the Company. An Agreement may be modified or amended at any time by the Board or Committee, provided that no modification or amendment may adversely affect the rights of the Holder of the Option evidenced by the Agreement without the Holder's consent.

5.4 NON-TRANSFERABILITY OF OPTIONS. No Option shall be transferable other than by will, the laws of descent and distribution, a qualified domestic relations order or pursuant to beneficiary designation or assignment procedures approved by the Company. Except to the extent permitted by the foregoing sentence, each Option may be exercised or settled during the Holder's lifetime only by the Holder or the Holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence, no Options may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Options, such Options and all rights thereunder and under its related Agreement shall immediately become null and void.

5.5 TAX WITHHOLDING. The Company shall have the power to withhold, or to require a Holder to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to the Holder's exercise of an Option.

5.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions

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not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the Holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to Holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding Option and the purchase price per security shall be appropriately adjusted by the Board, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an Option under the Plan, the Company shall pay the Holder of such Option, in connection with the exercise of such Option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the exercise date over (B) the exercise price of such Option.

5.8   ACCELERATION OF OPTIONS.

    (a) IN GENERAL. Notwithstanding any provision in the Plan or any Agreement, upon the occurrence of a Change in Control, as defined below, all outstanding Options shall immediately become exercisable in full.

    (b)  DEFINITION OF CHANGE IN CONTROL.  A "Change in Control" shall mean:

        (i) APPROVED TRANSACTION. An action of the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) approving (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

        (ii) CONTROL PURCHASE. The purchase by any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any of its subsidiaries) of any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, and, after such purchase, shall the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities);

        (iii) BOARD CHANGE. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

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        (iv)  OTHER TRANSACTIONS.  The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

    (c) CERTAIN BUSINESS COMBINATIONS. With respect to any Holder who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Section 4.5 of the Plan and (ii) notwithstanding the expiration date of the term of such Option, in the event the Company is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such Holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each Option (or option in substitution thereof) held by such Holder shall be exercisable to the extent set forth in Section 4.5 until and including the latest of (x) the expiration date of the term of the Option or, in the event of such Holder's termination of service as a Director, the date determined pursuant to Section 4.7, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such Holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

5.9 NO RIGHT TO CONTINUE AS DIRECTOR. Neither the adoption of the Plan nor its amendment, restatement or operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue as a Director, or shall in any way affect the right and power of the shareholders of the Company to remove such participant as a Director at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

5.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.11 GOVERNMENTAL AND OTHER REGULATIONS. The obligations of the Company with respect to Options granted under the Plan and related Agreements shall be subject to such rules, regulations and approvals as may be required, including rules, regulations and approvals relating to registration statements under the Securities Act and those of the New York Stock Exchange. No Option shall be exercisable, and no Common Stock shall be delivered under the Plan until the Company has obtained such consent and approval from regulatory bodies (federal, state or self-regulatory organizations) having jurisdiction over such matters as the Board deems advisable.

5.12 NON-EXCLUSIVITY. The Plan shall not be construed as creating any limitations on the Board or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options or awarding of stock or cash to any Director otherwise than under the Plan.

5.13 GOVERNING LAW. The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

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